Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Pacific Mercantile Bancorp on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Pacific Mercantile Bancorp on Forms S-8 (File No. 333-65634, effective July 23, 2001 and File No. 333-123853, effective April 5, 2005).

/s/ GRANT THORNTON LLP

Irvine, California

March 16, 2009